UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 22, 2002

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)
(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On July 22, 2002, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS SECOND QUARTER 2002 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported income from continuing operations for the three months ended June 30, 2002 of $31.0 million, or 86 cents per share, compared with $26.1 million, or 78 cents per share in the same quarter of 2001. For the six months ended June 30, 2002, income from continuing operations was $57.9 million, or $1.61 per share, compared with $53.9 million, or $1.62 per share in the same period last year.

“We had a strong second quarter,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “Income from continuing operations was up 19% compared with the same quarter last year due to 45% net income growth from our bank and 5% net income growth from our utilities, partially offset by holding company investment writedowns and expenses. Earnings per share from continuing operations were up 10% for the quarter as compared with the same quarter last year notwithstanding an increase in the number of shares outstanding, primarily resulting from HEI’s November 2001 common stock offering.”

Electric utility net income during the quarter was $23.9 million versus $22.7 million in the same quarter last year. Electric utility net income for the six months was $44.2 million versus $44.1 million in the same period of 2001.

“Increases in usage and number of residential customers, warmer weather and sales growth in nontourism related commercial sectors boosted kilowatthour sales by 3.5% for the quarter despite lower visitor arrivals post-September 11,” said Clarke. Increased operation and maintenance expenses, taxes and depreciation as compared with the same quarter last year partially offset the earnings impact of the increase in kilowatthour sales. Maintenance expenses were higher primarily due to the timing and larger scope of generating unit overhauls.

Bank net income in the second quarter was $14.8 million compared to $10.2 million in the same quarter last year. Bank net income for the six months was $28.2 million versus $22.1 million in the same period of 2001.

“Our bank’s net income benefited from very favorable interest rates that lowered its cost of funds,” said Clarke. The interest rate spread was 3.31% in the recent quarter versus 3.07% for the same quarter of 2001. “Noninterest income for the quarter was also higher due to the absence of investment losses recorded in the second quarter of 2001, increased collection of service charges and increased financial services income,” added Clarke. In addition, the adoption of new accounting rules established by the Financial Accounting Standards Board calling for the discontinuation of goodwill amortization resulted in $1.0 million of the $4.6 million increase in bank net income for the second quarter as compared to the same quarter last year. For the first half of 2002, the discontinuation of goodwill amortization resulted in a $1.9 million increase in bank net income. These increases were partially offset by a decrease in gains on sales of securities and increases in operating, administrative and general expenses.

HEI is the largest Hawaii-based company, providing electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with “Forward-looking statements” (which is incorporated by reference herein) set forth on page v of HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2002	2001	2002	2001	2002	2001
	(in thousands, except per share amounts)
Revenues
Electric utility	$307,676	$313,651	$586,007	$632,074	$1,243,237	$1,311,994
Bank	102,069	112,250	200,911	228,004	417,509	459,920
Other	(743)	1,438	(480)	598	(7,707)	3,362

	409,002	427,339	786,438	860,676	1,653,039	1,775,276

Expenses
Electric utility	256,723	263,623	489,450	534,036	1,050,773	1,124,110
Bank	77,700	94,678	154,371	190,283	326,591	387,663
Other	5,094	4,338	9,263	6,723	15,782	10,882

	339,517	362,639	653,084	731,042	1,393,146	1,522,655

Operating income (loss)
Electric utility	50,953	50,028	96,557	98,038	192,464	187,884
Bank	24,369	17,572	46,540	37,721	90,918	72,257
Other	(5,837)	(2,900)	(9,743)	(6,125)	(23,489)	(7,520)

	69,485	64,700	133,354	129,634	259,893	252,621

Interest expense—other than bank	(18,340)	(19,939)	(36,867)	(39,524)	(76,069)	(78,077)
Allowance for borrowed funds used during construction	488	511	843	1,187	1,914	2,696
Preferred stock dividends of subsidiaries	(502)	(501)	(1,003)	(1,003)	(2,006)	(2,006)
Preferred securities distributions of trust subsidiaries	(4,009)	(4,009)	(8,018)	(8,018)	(16,035)	(16,035)
Allowance for equity funds used during construction	1,042	955	1,815	2,220	3,834	5,003

Income from continuing operations before income taxes	48,164	41,717	90,124	84,496	171,531	164,202
Income taxes	17,180	15,605	32,221	30,620	59,758	57,711

Income from continuing operations	30,984	26,112	57,903	53,876	111,773	106,491
Discontinued operations, net of income taxes
Loss from operations	—	(524)	—	(543)	(711)	(55,486)
Net loss on disposals	—	—	—	—	(22,787)	—

Loss from discontinued operations	—	(524)	—	(543)	(23,498)	(55,486)

Net income	$30,984	$25,588	$57,903	$53,333	$88,275	$51,005

Per common share
Basic earnings
Continuing operations	$0.86	$0.78	$1.61	$1.62	$3.19	$3.22
Discontinued operations	—	(0.02)	—	(0.02)	(0.67)	(1.68)

	$0.86	$0.76	$1.61	$1.60	$2.52	$1.54

Diluted earnings
Continuing operations	$0.85	$0.78	$1.60	$1.61	$3.17	$3.21
Discontinued operations	—	(0.02)	—	(0.02)	(0.67)	(1.67)

	$0.85	$0.76	$1.60	$1.59	$2.50	$1.54

Dividends	$0.62	$0.62	$1.24	$1.24	$2.48	$2.48

Weighted-average number of common shares outstanding	36,189	33,481	36,005	33,321	35,085	33,035

Adjusted weighted-average shares	36,406	33,646	36,203	33,477	35,248	33,172

Income (loss) from continuing operations by segment
Electric utility	$23,850	$22,716	$44,209	$44,141	$88,368	$83,688
Bank	14,812	10,207	28,163	22,082	54,612	42,095
Other	(7,678)	(6,811)	(14,469)	(12,347)	(31,207)	(19,292)

Income from continuing operations	$30,984	$26,112	$57,903	$53,876	$111,773	$106,491

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2001 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 (when filed).

Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. and Subsidiaries

GOODWILL
(Unaudited)

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually.

The Company’s $83.2 million of goodwill is in the bank segment and was tested for impairment as of January 1, 2002 and will be tested for impairment annually in the third quarter. As of January 1, 2002, there was no impairment of goodwill. The fair value of the bank was estimated using a valuation method based on a market approach, which takes into consideration market values of comparable publicly traded companies and recent transactions of companies in the industry.

Application of the provisions of SFAS No. 142 has affected the comparability of current period results of operations with prior periods because the goodwill in the bank segment is no longer being amortized over a 25 year period. Thus, the following “transitional” disclosures present net income and earnings per common share “adjusted” as shown below:

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2002	2001	2002	2001	2002	2001
	(in thousands, except per share amounts)
Consolidated
Reported net income	$30,984	$25,588	$57,903	$53,333	$88,275	$51,005
Goodwill amortization, net of tax benefits	—	962	—	1,916	1,929	3,824

Adjusted net income	$30,984	$26,550	$57,903	$55,249	$90,204	$54,829

Per common share
Reported basic earnings	$0.86	$0.76	$1.61	$1.60	$2.52	$1.54
Goodwill amortization, net of tax benefits	—	0.03	—	0.06	0.05	0.12

Adjusted basic earnings	$0.86	$0.79	$1.61	$1.66	$2.57	$1.66

Per common share
Reported diluted earnings	$0.85	$0.76	$1.60	$1.59	$2.50	$1.54
Goodwill amortization, net of tax benefits	—	0.03	—	0.06	0.06	0.11

Adjusted diluted earnings	$0.85	$0.79	$1.60	$1.65	$2.56	$1.65

Bank
Reported net income	$14,812	$10,207	$28,163	$22,082	$54,612	$42,095
Goodwill amortization, net of tax benefits	—	962	—	1,916	1,929	3,824

Adjusted net income	$14,812	$11,169	$28,163	$23,998	$56,541	$45,919

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2002	2001	2002	2001
	(in thousands)

Operating revenues	$306,616	$312,455	$583,949	$629,748

Operating expenses
Fuel oil	74,355	82,085	133,590	170,330
Purchased power	76,520	83,481	153,621	165,397
Other operation	32,462	30,096	61,685	59,870
Maintenance	16,010	13,015	30,022	28,212
Depreciation	26,363	25,363	52,723	49,972
Taxes, other than income taxes	30,792	29,426	57,482	59,917
Income taxes	15,032	14,362	27,823	27,966

	271,534	277,828	516,946	561,664

Operating income	35,082	34,627	67,003	68,084

Other income
Allowance for equity funds used during construction	1,042	955	1,815	2,220
Other, net	762	960	1,577	1,937

	1,804	1,915	3,392	4,157

Income before interest and other charges	36,886	36,542	70,395	72,241

Interest and other charges
Interest on long-term debt	10,167	10,072	20,303	20,001
Amortization of net bond premium and expense	507	507	1,007	1,037
Other interest charges	432	1,340	883	3,413
Allowance for borrowed funds used during construction	(488)	(511)	(843)	(1,187)
Preferred stock dividends of subsidiaries	229	229	458	458
Preferred securities distributions of trust subsidiaries	1,919	1,919	3,838	3,838

	12,766	13,556	25,646	27,560

Income before preferred stock dividends of HECO	24,120	22,986	44,749	44,681
Preferred stock dividends of HECO	270	270	540	540

Net income for common stock	$23,850	$22,716	$44,209	$44,141

Other Electric Utility Information
Kilowatthour sales (millions)	2,379	2,298	4,602	4,539
Cooling degree days (Oahu)	1,253	1,223	2,072	2,133

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2002	2001	2002	2001
	(in thousands)
Interest and dividend income:
Interest and fees on loans	$50,468	$60,766	$102,090	$124,905
Interest on mortgage-related securities	36,325	38,393	68,131	76,195
Interest and dividends on investment securities	1,873	3,432	4,099	9,092

Total interest and dividend income	88,666	102,591	174,320	210,192

Interest expense:
Interest on deposit liabilities	19,325	31,233	39,498	63,226
Interest on Federal Home Loan Bank advances	14,440	18,070	28,422	37,727
Interest on securities sold under repurchase agreements	5,612	7,509	9,573	16,359

Total interest expense	39,377	56,812	77,493	117,312

Net interest income	49,289	45,779	96,827	92,880
Provision for loan losses	3,000	3,000	6,500	6,000

Net interest income after provision for loan losses	46,289	42,779	90,327	86,880

Other income:
Fees from other financial services	5,345	4,318	9,965	8,082
Fees from deposit liabilities	4,151	2,211	7,626	4,404
Fee income on other financial products	2,368	2,428	5,055	3,568
Gain on sale of securities	117	4,035	273	3,999
Loss on investments	—	(5,417)	—	(6,164)
Other income	1,422	2,084	3,672	3,923

Total other income	13,403	9,659	26,591	17,812

General and administrative expenses:
Compensation and employee benefits	15,276	13,111	29,293	25,557
Office occupancy	7,376	7,109	14,491	14,099
Service bureau	2,664	2,419	5,340	4,844
Consulting	1,146	1,097	2,792	1,627
Amortization of goodwill and core deposit intangibles	432	1,677	865	3,345
Other	8,429	9,453	17,597	17,499

Total general and administrative expenses	35,323	34,866	70,378	66,971

Income before minority interest and income taxes	24,369	17,572	46,540	37,721

Minority interests	44	55	89	114
Income taxes	8,161	5,958	15,583	12,820

Income before preferred stock dividends	16,164	11,559	30,868	24,787
Preferred stock dividends	1,352	1,352	2,705	2,705

Net income for common stock	$14,812	$10,207	$28,163	$22,082

Interest rate spread (%)	3.31	3.07	3.29	3.08

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/	/s/
Robert F. Mougeot Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO)

Date: July 22, 2002	Date: July 22, 2002